Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Renasant Corporation
Tupelo, Mississippi

We consent to the incorporation by reference in this Current Report on Form 8-K/A of Renasant Corporation of our report, dated March 13, 2015, with respect to the consolidated financial statements of Heritage Financial Group, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Albany, Georgia
September 15, 2015